Exhibit 99.1

MAQUIA CAPITAL ACQUISITION CORPORATION ANNOUNCES ADJOURNMENT OF THE
SPECIAL MEETING OF STOCKHOLDERS FOR APPROVING AN EXTENSION OF THE DEADLINE TO
CONSUMMATE ITS INITIAL BUSINESS COMBINATION

Miami, FL, November 3, 2022 (GLOBE NEWSWIRE) – Maquia Capital Acquisition Corporation (“Maquia” or the “Company”) (Nasdaq: “MAQC”, “MAQCU”, “MAQCW”) announced today that its special meeting in lieu of annual meeting of stockholders (the “Meeting”), which was originally scheduled for Tuesday, November 1, 2022 and was postponed to Thursday, November 3, 2022, has been adjourned to 10 a.m., Eastern Time, on November 4, 2022. At the Meeting, stockholders will be asked to vote on a proposal to approve an extension of the date by which Maquia must consummate an initial business combination from November 7, 2022 to May 7, 2023, or such earlier date as determined by the Company’s board of directors (the “Charter Extension”).

As a result of this change, the Meeting will now be held at 10:00 a.m., Eastern Time, on November 4, 2022, via a live webcast at https://www.cstproxy.com/maquiacapital/2022.

As of 5:00 pm Eastern Time on November 2, 2022, Maquia has received requests to redeem a total of 14,781,810 shares of Class A common stock, which requests may be withdrawn at any time prior to the Meeting, or such other date as the chairman of the board of directors may determine to be the deadline for accepting withdrawals of such redemption requests. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the Meeting by requesting the Company’s transfer agent Continental Stock Transfer & Trust Company to return such shares. If all of the redemption requests received by Maquia as of November 2, 2022 are satisfied by Maquia, the 14,781,810 shares of Class A common stock, representing 82.61% of the total outstanding shares of Class A common stock of Maquia as of November 2, 2022, would be redeemed.

If stockholders have any questions or need assistance please call the Company’s proxy solicitor, Advantage Proxy, at 1-877-870-8565 (toll free) or by email at ksmith@advantageproxy.com.

About Maquia Capital Acquisition Corporation

Maquia Capital Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chief Executive Officer, Jeff Ransdell, Chief Financial Officer, Jeronimo Peralta, Chief Operating Officer, Guillermo Cruz, and Chief Investment Officer, Maggie Vo.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Charter Extension, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Maquia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Maquia has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Maquia expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

Maquia and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of Maquia in favor of the approval of the Charter Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Maquia’s directors and officers in the definitive proxy statement dated October 14, 2022 (the “Extension Proxy Statement”), which, when available, may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Charter Extension. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Additional Information and Where to Find It

Maquia urges investors, stockholders and other interested persons to read the Extension Proxy Statement as well as other documents filed by Maquia with the SEC, because these documents will contain important information about Maquia and the Charter Extension. When available, stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Maquia Acquisition Corporation, 50 Biscayne Boulevard, Suite 2406, Miami, FL 33132, e-mail: guillermo@maquiacapital.com.

INVESTOR RELATIONS CONTACT

Guillermo Eduardo Cruz Ruiz

Maquia Capital Acquisition Corporation

50 Biscayne Boulevard, Suite 2406, Miami, FL 33132

E-mail: guillermo@maquiacapital.com

Telephone: (305) 608-1395